Exhibit 10.6

EXECUTION COPY

SECOND AMENDMENT TO
SUPPLEMENTAL PAYMENT AGREEMENT

This SECOND AMENDMENT TO SUPPLEMENTAL PAYMENT AGREEMENT (this “Amendment”) is made as of June 26, 2013 by and among Prospect Global Resources, Inc., a Delaware corporation (“Prospect”), American West Potash LLC, a Delaware limited liability company (the “Company”), and The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), with respect to the following facts:

RECITALS

WHEREAS, Prospect, the Company, and Karlsson entered into that certain Supplemental Payment Agreement dated as of August 1, 2012, which was amended by that certain Amendment to Supplemental Payment Agreement dated as of April 15, 2013 (as amended, the “Agreement”);

WHEREAS, Prospect Global Resources, Inc., a Nevada corporation (“Prospect Nevada”), Prospect, the Company and Karlsson entered into that certain Extension Agreement dated as of April 15, 2013 (the “Extension Agreement”);

WHEREAS, Prospect Nevada, Prospect, the Company and Karlsson are entering into that certain Second Extension Agreement dated as of the date hereof (the “Second Extension Agreement”); and

WHEREAS, it is a condition to the effectiveness of the Second Extension Agreement that Prospect, the Company, and Karlsson amend the Agreement.

AGREEMENT

1.                                      Amendment to Section 1(a).  The words “fifth (5th) anniversary of the date hereof” in Section 1(a) of the Agreement are hereby replaced with the words “five and one half (5½) year anniversary of the date hereof.”

2.                                      Miscellaneous.

a.                                      Reaffirmation of Representations and Warranties.  Each of Prospect and the Company makes and reaffirms as of the date hereof each of the representations and warranties set forth in Section 2 of the Agreement.

b.                                      No Other Amendment.  Except as expressly amended in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Agreement.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the provisions of this Amendment shall govern.

c.                                       Relation to Original Agreement.  This Amendment constitutes an integral part of the Agreement.  Upon the effectiveness of this Amendment each reference in the

Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

d.                                      Successor and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

e.                                       Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

f.                                        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES INC.,
a Delaware corporation

By:	/s/ Damon Barber
Name. Damon Barber
Title: President, CEO and Secretary

AMERICAN WEST POTASH LLC,
a Delaware limited liability company

By:	/s/ Damon Barber
Name. Damon Barber
Title: President, CEO and Secretary

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Title: President